Exhibit 10.13

COLLATERAL ASSIGNMENT OF MANAGEMENT CONTRACT

Date: October 30, 2017

WHEREAS, BR METROWEST, LLC, a Delaware limited liability company, having an address at c/o Bluerock Real Estate, L.L.C., 712 Fifth Avenue, 9th Floor, New York, New York 10019 (“Assignor”), has entered into a certain Credit Agreement dated October 4, 2017 (hereinafter, the “Credit Agreement”) with KEYBANK NATIONAL ASSOCIATION, having an office at 225 Franklin Street, Boston, Massachusetts 02110, as agent (in its capacity as agent, hereinafter, the “Agent,” which term shall include, whenever the context permits, its successors and assigns as the holder of this ASSIGNMENT and the Notes and other Obligations secured hereby), and the other lending institutions which now are or hereafter become parties to the Credit Agreement (KeyBank National Association and such other lending institutions are collectively referred to as the “Lenders” and individually as the “Lender”), pursuant to which the Lenders have agreed to lend to BLUEROCK RESIDENTIAL HOLDINGS, L.P., a Delaware limited partnership and various other Subsidiary Borrowers thereof collectively as “Borrower”, subject to the terms and conditions of the Credit Agreement, the aggregate maximum sum of up to Two Hundred Fifty Million and 00/100 Dollars ($250,000,000). (All capitalized terms used herein and not defined herein shall have the meanings set forth in the Credit Agreement); and

WHEREAS, Assignor has entered into a certain agreement (hereinafter, as such may be amended from time to time, singly and collectively, the “Management Contract”) with Carroll Management Group, LLC, a Georgia limited liability company (hereinafter, the “Manager”), with its principal offices at 3340 Peachtree Rd, NE, Suite 2250, Atlanta, GA 30326, in connection with the management and operation of the property and related facilities owned by the Assignor, as applicable, on certain premises located at 2450 Lake Debra Drive, Orlando, Florida 32835 (the “Facility”); and

WHEREAS, one of the conditions of the making a loan pursuant to the Credit Agreement is the collateral assignment of the Management Contract by the Assignor to the Agent for the benefit of the Lenders, such assignment being given to secure the Assignor’s “Obligations” as defined in that certain Subsidiary Guaranty entered into by Assignor in favor of Agent and the Lenders dated as of the date hereof (as the same may be modified, amended or supplemented, the “Subsidiary Guaranty”);

NOW THEREFORE and in consideration of the above, and of mutual covenants contained herein and benefits to be derived herefrom, the parties hereto agree as follows:

1.	To secure the prompt, punctual, and faithful payment and performance of the Obligations (as defined in the Subsidiary Guaranty) of the Assignor to the Agent and the Lenders arising under the Subsidiary Guaranty, the Assignor hereby assigns to the Agent, for the benefit of the Lenders, all rights of the Assignor under the Management Contract.

2.	This Assignment is an assignment only of all of the rights which the Assignor may now or at any time hereafter have under, pursuant to, or in respect of the Management Contract. The Agent shall not be deemed by virtue of this Assignment to have assumed any of the obligations of the Assignor under the Management Contract, each of which obligations the Assignor covenants and agrees with the Agent to perform and observe as if this Assignment had not been made. The Agent is not under any liability of any kind to the Manager under, pursuant to, or in respect of the Management Contract or by reason of any services furnished by the Manager to or for the account or benefit of the Assignor. By acceptance hereof, the Agent agrees not to exercise any rights under this Assignment except upon the occurrence and continuance of an Event of Default (as defined in the Credit Agreement). The Assignor or the Manager may rely conclusively upon any written notice given by the Agent to the Assignor or the Manager of the occurrence of such an Event of Default. Upon and after the giving of such notice, and until further written notice from the Agent to the Assignor or the Manager, the Agent may (but shall not be obligated to) exercise all rights granted the Agent under this Assignment.

3.	The Assignor and the Manager (by its assent hereto) represent and warrant that the Management Contract is in full force and effect and that there are no defaults under the Management Contract by any party thereto, and the Assignor represents and warrants that the Assignor has not made and will not make any other assignment thereof.

4.	Any action or proceedings to enforce this Assignment against the Manager may be taken by the Agent either in its name or in the name of the Assignor as the Agent may deem necessary.

5.	The Manager has assented to this Assignment and hereby acknowledges this Assignment of the Management Contract to the Agent and the Lenders and consents thereto. The Manager agrees that it will furnish to the Agent copies of all written notices given to the Assignor with respect to any default of the Assignor under the Management Contract, simultaneously with the giving of such notice to the Assignor, and anything in the Management Contract to the contrary notwithstanding, agrees that the Agent shall have a reasonable opportunity, not to exceed ninety (90) days, to cure any such default. The Manager further agrees that it will accept any such performance by the Agent which cures such default. So long as the Agent commences to cure or causes to be cured any such default within thirty (30) days after receipt of written notice of such default by Lender, and the elimination of any such default is carried on with due diligence, the Manager will continue to fully meet its obligations under the Management Contract, but in no event longer than ninety (90) days, to the end that there shall be no interruption of the work called for thereby.

6.	The Manager (by its assent hereto) agrees that unless the Agent expressly assumes the obligations of the Assignor under the Management Contract, the Agent shall not be deemed to have assumed any of the obligations of Assignor under the Management Contract, nor shall the Agent or any Lender be under any liability of any kind to Manager under the Management Contract or by reason of any services furnished by the Manager to or for the account or benefit of the Assignor. This Assignment does not release or affect in any way the obligations of the Assignor to the Manager.

7.	The Manager agrees to promptly, punctually and faithfully perform the responsibilities of the Manager in accordance with the Management Contract. Notwithstanding the terms and provisions of the Management Contract, in the event the Assignor defaults thereunder, the Manager shall be obligated to continue to fully meet its obligations under the Management Contract (other than any obligations to advance any funds of the Manager for the benefit of Facility) without any further right to any payment for services rendered in connection with the operation of the Facility; provided, however, if the Manager is required to so meet its obligations without payment, the Manager may terminate the Management Contract upon thirty (30) days’ prior written notice to the Assignor and the Agent. Further, regardless of Manager’s continuing to meet its obligations under the Management Contract, the Manager agrees that the Agent and the Lenders shall not be under any liability to the Manager by reason of any services rendered by the Manager to or for the account or benefit of the Assignor, whether prior to or after the date of any such default by Assignor, unless Agent specifically acknowledges its liability for such amounts.

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8.	The rights of the Agent hereunder may be fully exercised by the Agent’s designee or assignee. Further, upon the assignment by the Agent of its rights hereunder, the Agent shall be automatically released from any liability of any nature whatsoever hereunder or under the Management Contract.

9.	If an Event of Default exists and is continuing, the Manager agrees that:

a.	all payments to be made to the Manager under the Management Contract shall cease until the Event of Default is cured or waived in writing by the Agent and the Manager receives written notice from the Agent that it may resume receiving said payments; provided, however, if the Manager is required to fully meet its obligations under the Management Contract without payment, the Manager may terminate the Management Contract upon thirty (30) days’ prior written notice to the Assignor and the Agent;

b.	all of the Manager’s rights to payment (other than reimbursement for expenses incurred on behalf of Assignor), and all other rights, remedies, powers, privileges and discretions as set forth in the Management Contract shall be subject to and subordinate to prior payment and satisfaction in full of the Obligations of the Borrower to the Agent and the Lenders under the Loan Documents; provided, however, as long as no Event of Default exists under the Loan Documents, Manager may be paid, when due, all fees payable to Manager under the Management Contract and in the case of nonpayment, as contemplated in Section 9(a) above, Manager may terminate the Management Contract;

c.	any and all amounts which are collected, enforced or received by the Manager shall be held by the Manager as trustee for the Agent and shall be paid over to the Agent on account of the Obligations of the Borrower to the Agent under the Loan Documents; and

d.	the Agent may, upon thirty (30) days written notice, terminate the Management Contract without being subject to any termination fee, penalty, fine, or assessment, whatsoever.

10.	This Assignment shall be governed by, and construed in accordance with, the laws of the State of New York.

[SEE ATTACHED SIGNATURE PAGES]

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It is intended that this Assignment take effect as a sealed instrument as of the date first above written.

ASSIGNOR:

BR METROWEST, LLC,
a Delaware limited liability company

By:	/s/ Jordan Ruddy
Name:	Jordan Ruddy
Title:	Authorized Signatory

[SIGNATURES CONTINUE ON FOLLOWING PAGES]

[Collateral Assignment of Management Contract Signature Page]

AGENT:

KEYBANK NATIONAL ASSOCIATION

By:	/s/ Christopher T. Neil
Name:	Christopher T. Neil
Title:	Vice President

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

[Collateral Assignment of Management Contract Signature Page]

MANAGER:

CARROLL MANAGEMENT GROUP, LLC,
a Georgia limited liability company

By:	/s/ Josh Champion
Name:	Josh Champion
Title:	President

[Collateral Assignment of Management Contract Signature Page]